Exhibit 99.1

CECO Environmental Corp. Reports Third Quarter 2015 Results;

Achieved record quarterly revenue, non-GAAP adjusted EBITDA and Backlog

•	Revenue of $98.2 million for the third quarter of 2015 was up 55.2% from the prior-year period; Organic revenue was up 4.5% on a constant currency basis from the prior-year period.

•	Gross profit of $30.8 million, or 31.4% gross margin, for the third quarter of 2015 was up 46.2%, from $21.1 million, or 33.3% gross margin, in the prior-year period. Gross margin of 31.4% for the third quarter was also up from the second quarter gross margin of 30.6%.

•	Operating loss of $2.2 million for the third quarter of 2015, compared with operating income of $5.2 million in the prior-year period.

•	Non-GAAP operating income was $13.0 million, or 13.2% margin, for the third quarter, up 58.5% from $8.2 million, or 12.9% margin, in the prior-year period.

•	Non-GAAP adjusted EBITDA was $14.1 million for the third quarter, up from $9.5 million in the prior-year period and up from $13.5 million in the second quarter of 2015.

•	Net loss per diluted share was $0.17 for the third quarter, compared with net income per diluted share of $0.14 in the prior-year period. Non-GAAP net income per diluted share was $0.27 for the third quarter of 2015, compared with $0.28 for the prior-year period.

•	Completed acquisition of PMFG, Inc.

CINCINNATI, Ohio, November 5, 2015 — CECO Environmental Corp. (Nasdaq:CECE), a leading global environmental, energy and fluid handling technology company, today reported its financial results for the third quarter of 2015.

Revenue in the third quarter of 2015 was $98.2 million, up 55.2% from $63.3 million in the prior-year period. Recent acquisitions(1) contributed $33.8 million of incremental revenue in the third quarter of 2015. Organic revenue was up 4.5% on a constant currency basis compared with prior-year period.

Revenue in the first nine months of 2015 was $266.2 million, up 42.3% from $187.1 million in the prior-year period. Recent acquisitions(1) contributed $75.5 million of incremental revenue in the first nine months of 2015. Organic revenue was up 4.5% for the first nine months of 2015 compared with the prior-year period on a constant currency basis compared with the prior-year period.

Operating loss was $2.2 million for the third quarter of 2015 compared with $5.2 million operating income in the prior-year period, and $4.5 million for the second quarter of 2015. Operating income on a non-GAAP basis was $13.0 million for the third quarter of 2015 compared with $8.2 million in the prior-year period.

Operating income in the first nine months of 2015 was $5.3 million compared with $17.9 million in the prior-year period. Operating income on a non-GAAP basis in the first nine months of 2015 was $32.8 million compared with $26.3 million in the prior-year period.

Net loss per diluted share was $0.17 for the third quarter of 2015, compared with net income per diluted share of $0.14 in the prior-year period. Non-GAAP net income per diluted share was $0.27 for the third quarter of 2015, compared with $0.28 for the prior-year period.

Cash and cash equivalents were $36.1 million and bank debt was $194.3 million as of September 30, 2015 compared with $19.4 million and $112.4 million, respectively, as of December 31, 2014.

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BACKLOG AND BOOKINGS

Total backlog at September 30, 2015 was $212.3 million as compared with $140.1 million on December 31, 2014, and $140.6 million on June 30, 2015.

Bookings were $257.2 million in the first nine months of 2015, compared with $191.2 million in the first nine months of 2014, an increase of 34.5%. Bookings were $88.8 million in the third quarter of 2015, compared with $69.9 million in the prior-year period.

OPERATIONAL SUMMARY

“We are pleased with our third quarter results as we executed on our core objectives and achieved several milestones, including record revenue, adjusted EBITDA, non-GAAP operating income and backlog. Additionally, gross margins improved, from the first half of 2015, due to project management excellence, a better aftermarket mix and solid performance in each of our three business segments,” said Chief Executive Officer Jeff Lang. “We continue to focus on our Sales Excellence and OneCECO initiatives, which helped drive quarterly and year-over-year organic revenue growth on a constant currency basis.”

Jeff Lang commented, “We completed the PFMG acquisition in early September and I am pleased with the integration and execution thus far, as well as the level of talent among the PMFG employees. We have exceeded the committed level of cost savings synergies achieved for 2015, and we are on track to realize the overall committed synergies of $15 million within 18 months, six months ahead of schedule, resulting in accretive contributions from PMFG by the end of 2016. Overall, I am optimistic about our growth opportunities for the remainder of 2015 and beyond, as we leverage our strengthened global platform to drive shareholder value. The direction and core of our business is fundamentally strong, and we have the right team in place to drive growth in our solid end markets.”

CONFERENCE CALL

Jeff Lang, Chief Executive Officer, Ed Prajzner, Chief Financial Officer, and Tracy Krumme, Vice President of Investor Relations will discuss the Company’s third quarter results during a conference call scheduled for Thursday, November 5, 2015 at 9:30 a.m. ET.

The conference call may be accessed by dialing +1.855.327.6837 (Toll-Free) in the U.S. and Canada or by dialing +1.631.891.4304 for international calls. A replay will be available from 11:30a.m. EST on the day of the call until November 19, 2015 at 11:59 p.m. EST. The replay may be accessed by dialing +1.877.870.5176 (Toll-Free) in the U.S. and Canada or by dialing +1.858.384.5517 for international calls and entering passcode 116901.

The live webcast and slides can also be accessed at http://www.cecoenviro.com/investor-relations.

(1)	Acquisitions completed within the past twelve months

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ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the environmental, energy, and fluid handling and filtration industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model, strategically balanced across the world. CECO targets its over $5 billion+ of installed-base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO’s well respected brands, technologies and solutions have been evolving for well over 50 years to become leading-class technologies in specific niche global end markets, including natural gas turbine power, refinery & petrochemical engineered cyclones and mid-stream energy pipeline gas transmission. CECO is listed on NASDAQ under the ticker symbol “CECE”. For more information, please visit www.cecoenviro.com.

Contacts:

Ed Prajzner, Chief Financial Officer

800.333.5475

eprajzer@cecoenviro.com

Tracy Krumme, Vice President of Investor Relations

914.282.9051

tkrumme@cecoenviro.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) SEPTEMBER 30, 2015	DECEMBER 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$36,113	$19,362
Accounts receivable, net	100,758	58,394
Costs and estimated earnings in excess of billings on uncompleted contracts	58,686	24,371
Inventories, net	29,850	23,416
Prepaid expenses and other current assets	11,812	9,046
Prepaid income taxes	4,719	4,190
Assets held for sale	2,500	4,188

Total current assets	244,438	142,967
Property, plant and equipment, net	47,489	18,961
Goodwill	226,365	167,547
Intangible assets-finite life, net	83,975	58,398
Intangible assets-indefinite life	30,249	19,766
Deferred charges and other assets	8,158	6,726

	$640,674	$414,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$19,699	$8,887
Accounts payable and accrued expenses	105,074	51,462
Billings in excess of costs and estimated earnings on uncompleted contracts	23,341	14,597
Income taxes payable	646	405

Total current liabilities	148,760	75,351
Other liabilities	29,416	27,884
Debt, less current portion	174,584	103,541
Deferred income tax liability, net	43,561	26,365

Total liabilities	396,321	233,141

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,048,024 and 26,404,869 shares issued in 2015 and 2014, respectively	340	264
Capital in excess of par value	242,571	168,886
Accumulated earnings	10,523	19,051
Accumulated other comprehensive loss	(8,725)	(6,621)

	244,709	181,580
Less treasury stock, at cost, 137,920 shares in 2015 and 2014	(356)	(356)

Total shareholders’ equity	244,353	181,224

	$640,674	$414,365

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(dollars in thousands, except per share data)	2015	2014	2015	2014
Net sales	$98,230	$63,300	$266,176	$187,111
Cost of sales	67,435	42,242	187,778	124,875

Gross profit	30,795	21,058	78,398	62,236
Selling and administrative expenses	18,054	13,038	46,158	36,402
Acquisition and integration expenses	5,685	81	6,978	321
Amortization and earn-out expenses	9,250	2,394	19,989	7,288
Legal reserves	—	300	—	300

Income (loss) from operations	(2,194)	5,245	5,273	17,925
Other income (expense), net	(282)	(1,459)	(1,456)	(1,686)
Interest expense	(1,711)	(767)	(3,845)	(2,255)

Income (loss) before income taxes	(4,187)	3,019	(28)	13,984
Income tax expense (benefit)	638	(684)	2,495	2,767

Net income (loss)	$(4,825)	$3,703	$(2,523)	$11,217

Earnings (loss) per share:
Basic	$(0.17)	$0.14	$(0.09)	$0.44

Diluted	$(0.17)	$0.14	$(0.09)	$0.43

Weighted average number of common shares outstanding:
Basic	28,617,589	25,691,884	27,066,072	25,647,561
Diluted	28,909,934	26,129,427	27,407,788	26,105,415

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2015	2014	2015	2014
Gross profit as reported in accordance with GAAP	$30.8	$21.1	$78.4	$62.2
Gross profit margin in accordance with GAAP	31.4%	33.3%	29.5%	33.3%
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5

Non-GAAP gross margin	$31.0	$21.3	$78.9	$62.7
Gross profit margin	31.6%	33.6%	29.7%	33.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2015	2014	2015	2014
Operating (loss) income as reported in accordance with GAAP	$(2.2)	$5.2	$5.3	$17.9
Operating margin in accordance with GAAP	(2.2)%	8.3%	2.0%	9.6%
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Acquisition and integration expenses	5.7	0.1	7.0	0.3
Amortization and earn-out expenses	9.3	2.4	20.0	7.3
Legal reserves	—	0.3	—	0.3

Non-GAAP operating income	$13.0	$8.2	$32.8	$26.3
Operating margin	13.2%	12.9%	12.3%	14.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2015	2014	2015	2014
Net (loss) income as reported in accordance with GAAP	$(4.8)	$3.7	$(2.5)	$11.2
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Acquisition and integration expenses	5.7	0.1	7.0	0.3
Amortization and earn-out expenses	9.3	2.4	20.0	7.3
Legal reserves	—	0.3	—	0.3
Deferred financing fee adjustment	0.3	—	0.3	—
Foreign currency remeasurement	(0.3)	1.7	1.8	1.9
Tax benefit of expenses	(2.6)	(1.2)	(5.1)	(2.7)

Non-GAAP net income	$7.8	$7.2	$22.0	$18.8
Depreciation	0.7	0.8	2.0	2.3
Non-cash stock compensation	0.4	0.5	1.3	1.2
Other (income)/expense	0.6	(0.2)	(0.3)	(0.2)
Interest expense	1.4	0.8	3.6	2.3
Income tax expense	3.2	0.4	7.6	5.4

Non-GAAP Adjusted EBITDA	$14.1	$9.5	$36.2	$29.8

Earnings (loss) per share:
Basic	$(0.17)	$0.14	$(0.09)	$0.44

Diluted	$(0.17)	$0.14	$(0.09)	$0.43
Non-GAAP net income per share:
Basic	$0.27	$0.28	$0.81	$0.72

Diluted	$0.27	$0.28	$0.80	$0.72

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and non-GAAP adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, legal reserves and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and non-GAAP Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and non-GAAP Adjusted EBITDA, stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the acquisition of PMFG; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the product recovery, air pollution control and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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